UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Wilhelmina International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36589	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Box #25, Dallas Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WHLM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2024, Wilhelmina International, Inc. (the “Company”) engaged Mr. Gaurav Pahwa as the Company’s Chief Financial Officer to serve as its “principal financial officer” and “principal accounting officer,” as those terms are defined under the rules and regulations promulgated by the Securities and Exchange Commission.

Mr. Pahwa (age 39) comes to the Company after serving as the Chief Financial Officer and Chief Operating Officer of New York Models as well as for LA Models since 2011. In these roles, he was responsible for spearheading the formation of a top-performing team, employing lean sigma methodologies to boost employee engagement and streamline back-office operations. He oversaw a team of 89 employees across California and New York and managed human resources. He also successfully implemented two ERP systems within budget and on schedule, while transitioning IT infrastructure to a cloud-based ecosystem. With a keen eye for financial oversight, he collaborated with independent CPA firms to review financial statements and directed internal audits to enhance controls. Furthermore, he handled all aspects of contract review and approval, both domestically and internationally. Mr. Pahwa received his Bachelors Degree in Accounting from the City University of New York, and holds several certifications in public accounting, fraud examination, as well human resources.

There are no related party transactions between Mr. Pahwa and the Company as defined in Item 404(a) of Regulation SK and no family relationships between Mr. Pahwa and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

The Company has entered into an employment letter agreement with Mr. Pahwa (the “Agreement”) confirming his employment as Chief Financial Officer of the Company. The Agreement provides for at-will employment with an annual base salary of $300,000. The Agreement also provides for a discretionary annual cash bonus targeted at 30% of base salary. Mr. Pahwa will also be entitled to other typical benefits generally available to senior executives of the Company. The Agreement also contains non-disclosure, non-solicitation, and other common employment covenants. The foregoing description of the Agreement is qualified in its entirety by reference to the employment letter agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

On April 15, 2024, Mr. Jim McCarthy resigned from his position as the Company’s Chief Financial Officer, effective as of such date.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter agreement dated April 15, 2024, between Wilhelmina International, Inc. and Gaurav Pahwa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wilhelmina International, Inc.

Date: April 19, 2024	By:	/s/ Mark Schwarz
Mark Schwarz
Director and Executive Chairman
(principal executive officer)